Exhibit 99.2

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of May 3, 2010, by and between TRIZEC SORRENTO TOWERS, LLC, a Delaware limited liability company (“Landlord”), and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    Landlord and Tenant are parties to that certain lease dated August 18, 2008, as previously amended by Notice of Lease Term Dates dated December 23, 2008 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 7,663 rentable square feet (the “Existing Premises”) described as Suite No. 250 on the second (2nd) floor of the building commonly known as Sorrento Towers North located at 5355 Mira Sorrento Place, San Diego, California (the “Building”).

B.                                    The parties wish to expand the Premises (defined in the Lease) to include additional space, containing approximately 1,963 rentable square feet described as Suite No. 260 on the second (2nd) floor of the Building and shown on Exhibit A attached hereto (the “Suite 260 Expansion Space”), on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      Suite 260 Expansion.

1.1.                            Effect of Suite 260 Expansion. Effective as of the Suite 260 Expansion Effective Date (defined in Section 1.2 below), the Premises shall be increased from 7,663 rentable square feet on the second (2nd) floor to 9,626 rentable square feet on the second (2nd) floor by the addition of the Suite 260 Expansion Space, and, from and after the Suite 260 Expansion Effective Date, the Existing Premises and the Suite 260 Expansion Space shall collectively be deemed the Premises. The term of the Lease for the Suite 260 Expansion Space (the “Suite 260 Expansion Term”) shall commence on the Suite 260 Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the last day of the term of the Lease for the Existing Premises (which the parties acknowledge is November 30, 2011). From and after the Suite 260 Expansion Effective Date, the Suite 260 Expansion Space shall be subject to all the terms and conditions of the Lease except as provided herein, and except that, except as may be expressly provided in this Amendment, (a) Tenant shall not be entitled to receive, with respect to the Suite 260 Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises, and (b) no representation or warranty made by Landlord with respect to the Existing Premises shall apply to the Suite 260 Expansion Space.

1.2.                            Suite 260 Expansion Effective Date. As used herein, “Suite 260 Expansion Effective Date” means the earlier. to occur of (i) the date on which Tenant first commences to conduct business in the Suite 260 Expansion Space, or (ii) May 1, 2010; provided, however, that if Landlord fails to deliver the Suite 260 Expansion Space to Tenant on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Suite 260 Expansion Effective Date shall be the date on which Landlord delivers possession of the Suite 260 Expansion Space to Tenant free from occupancy by any party. Any such delay in the Suite 260 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 260 Expansion Effective Date is delayed, the expiration date under the Lease shall not be similarly extended.

1.3.                            Confirmation Letter. At any time after the Suite 260 Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit B attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days after receiving it. If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

2.                                      Base Rent. With respect to the Suite 260 Expansion Space during the Suite 260 Expansion Term, the schedule of Base Rent shall be as follows:

Period During Suite 260
Expansion Term	Monthly Base Rent

May 1, 2010 through October 31, 2010	$3,000.00

November 1, 2010 through November 30, 2011	$4,000.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.                                      Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $4,000.00, which shall be added to and become part of the Security Deposit, if any, held by Landlord pursuant to Section 21 of the Lease. Accordingly, simultaneously with the execution hereof, the Security Deposit is hereby increased from $25,913.71 to $29,913.71.

4.                                      Tenant’s Share. With respect to the Suite 260 Expansion Space during the Suite 260 Expansion Term, Tenant’s Share shall be 0.7112%.

5.                                      Expenses and Taxes. With respect to the Suite 260 Expansion Space during the Suite 260 Expansion Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; including a 2008 Base Year.

6.                                      Improvements to Suite 260 Expansion Space.

6.1.                            Condition of Suite 260 Expansion Space. Tenant acknowledges that it has inspected the Suite 260 Expansion Space and agrees to accept it “as is” without any representation by Landlord regarding its condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment.

6.2.                            Responsibility for Improvements to Suite 260 Expansion Space. Any improvements to the Suite 260 Expansion Space performed by Tenant shall be paid for by Tenant and performed in accordance with the terms of the Lease. In the event Tenant, at Tenant’s sole cost and expense, constructs a doorway between the Existing Premises and the Suite 260 Expansion Space, Landlord will not require Tenant to remove such doorway and return the doorway area back to its state prior to said construction.

7.                                      Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1.                            Parking. With respect to the Suite 260 Expansion Space during the Suite 260 Expansion Term, Tenant shall have the right, but not the obligation to lease up to four (4) additional unreserved parking passes free of charge.

7.2.                            Access Badges. As of the Suite 260 Expansion Effective Date, Tenant shall be furnished with seven (7) additional access badges free of charge.

8.                                      Miscellaneous.

8.1.                            This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

8.2.                            Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.3.                            In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.4.                            Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

8.5.                            The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.6.                            Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cushman & Wakefield of San Diego, Inc.) claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

8.7.                            Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver it on behalf of the party hereto for which such signatory is acting.

8.8.                            Contingency. Landlord and Tenant acknowledge and agree that this Amendment is contingent upon the execution by Inventee (“Inventee”) of a termination agreement for the Suite 260 Expansion Space by                , 2010. In the event that inventee does not execute a termination agreement for the Suite 260 Expansion Space by such date, Landlord, by written notice to tenant on or before             , 2010, shall have the right, but not the obligation, to declare this Amendment to be null and void and of no further force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

TRIZEC SORRENTO TOWERS, LLC, a Delaware limited liability company

By:	/s/ Frank Campbell
Name:	Frank Campbell
Title:	Managing Director

TENANT:

OPTIMER PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Michael N. Chang
Name:	Michael N. Chang
Title:	CEO

EXHIBIT A

OUTLINE AND LOCATION OF SUITE 260 EXPANSION SPACE

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EXHIBIT B

NOTICE OF LEASE TERM DATES

                           , 20

OPTIMER PHARMACEUTICALS, INC.

5355 Mira Sorrento Place

Suite 250

San Diego, California

Re:          First Amendment (the “Amendment”), dated                 , 2010, to a lease agreement dated August 18, 2008, between TRIZEC SORRENTO TOWERS, LLC, a Delaware limited liability company (“Landlord”), and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), concerning Suite 260 on the second (2nd) floor of the building located at 5355 Mira Sorrento Place, San Diego, California (the “Suite 260 Expansion Space”).

Lease ID:

Business Unit Number:

Dear

In accordance with the Amendment, Tenant accepts possession of the Suite 260 Expansion Space and Confirms that (a) the Suite 260 Expansion Effective Date is            , 20  , and (b) the expiration date of the Lease is November 30, 2011.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 1.3 of the Amendment, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

EQUITY OFFICE MANAGEMENT, LLC.,
on behalf of Trizec Sorrento Towers, LLC

By:
Name:
	Title:	Authorized Signatory

Agreed and Accepted as

of            , 200

‘Tenant”:

OPTIMER PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

2